Exhibit 99.2

Investor Presentation Script
March 15, 2021

RumbleOn – Project Wheelie Deal Announcement Prepared Remarks

[Dylan]

Good morning everyone, thank you for joining us on a conference call to discuss our full year 2020 results and the proposed business combination of RumbleOn and RideNow. The companies have issued a joint press release and investor presentation regarding the proposed business combination, which can be found on RumbleOn’s Investor Relations website at investors.rumbleon.com.

Joining me on the call today are RumbleOn’s CEO, Marshall Chesrown, RumbleOn’s CFO Steve Berrard, and RideNow’s CEO Mark Tkach.

Details of our financial results and additional Management commentary are available in our earnings release, which can be found on the Investor Relations section of the website at investors.rumbleon.com. Please note that this call will be simultaneously webcast on the Investor Relations section of the Company’s corporate website. This conference call is the property of RumbleOn, and any taping or other reproduction is expressly prohibited without prior written consent.

Before we start, I would like to remind you that the following discussion contains forward-looking statements that involve risks and uncertainties that may cause actual results to differ materially from those discussed here. Additional information that could cause actual results to differ from forward-looking statements can be found in RumbleOn’s periodic SEC filings.

The forward-looking statements in this conference call, including responses to your questions, are based on current expectations as of today, and RumbleOn assumes no obligation to update or revise them, whether as a result of new developments or otherwise, except as required by law.

Also the following discussion may contain non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures, please see our earnings release.

Now I’ll turn the call over to Marshall. Marshall?

[Marshall]

Thanks, Dylan.

Today is an exciting day for powersports enthusiasts across the country.

As you saw in our press release this morning, RumbleOn and RideNow are combining to create the first - and only - omnichannel powersport platform in the US, offering the fastest, easiest, and most transparent transaction process available today.

The RideNow Powersports group is the nation’s largest powersports retailer with more than 40 full-service locations across 11 states. The Company sold over 45,000 powersport units in 2020, generating approximately $899.4 million of revenue, $90.3 million in net income and approximately $96.6 million of adjusted EBITDA. Its footprint is strategically concentrated in sunbelt states like Arizona, Texas, and Florida that are benefitting from population growth and year-round powersports demand. Combining RumbleOn’s disruptive eCommerce platform with RideNow’s dominant retail footprint will provide powersports enthusiasts with a best-in-class transaction experience. For our customers, this is about offering a simple, safe, hassle-free and flexible experience. Shop for your next powersports vehicle from our robust selection of new and used inventory, access financing options 100% online, receive a cash offer for a vehicle you own today, or trade-in any vehicle type toward your next powersports experience. And now even if you transact online, you’ll have the benefit of the best parts and service experience in the industry.

Our business models are complementary to each other, and together we will revolutionize the powersports transaction experience. Together we tackle an industry that is more than $100B domestically with considerable tailwinds benefitting our customers. Powersport vehicle sales are seeing strong demand and continue to experience significant growth as consumers pursue an outdoor lifestyle. Millennials and Gen X want unique experiences. The average powersports buyer is younger and from a broader demographic than ever before. There has never been a better time to be in the industry. And we are the first to offer this industry a true omnichannel solution.

We will continue to serve our many dealer partners, who also stand to benefit from this combination. As a reminder, we launched RumbleOn 3.0 in August 2020 to help drive the powersports industry to the next generation technology platform. 3.0 will still bring traditional brick and mortar powersports dealers across the country online, including markets not served by our RideNow footprint. We offer the opportunity for incremental sales volume to dealer groups large or small, regardless of their geographic location. Most do not have the ability to support a 100% online transaction efficiently, and certainly not with the technological sophistication and automation that powers RumbleOn. Dealers around the country are choosing RumbleOn's technology solutions to lead their transformation to transact digitally.

 We announced the launch of 3.0 in August of 2020. At that time, we had more than 18,000 powersport listings on our site, from over 130 dealer locations around the country. We’ve since massively scaled the offering, and currently have more than 50,000 listings from over 300 dealer locations from coast to coast on our platform.

The business combination with RideNow is a natural evolution of our 3.0 strategy. This combination will create the only omnichannel customer experience in powersports and the largest publicly traded powersports dealership platform. With more than 7,000 powersports dealers in the US and 85% of these dealers who own only a single location, this industry remains ripe for consolidation. Our technology, OEM relationships, winning culture and new financial partners make us the partner of choice for dealers around the country. Many of them, like RideNow, will get to know us through RumbleOn 3.0.

Concurrent with the transaction announcement, we released our financial results for the full year 2020. Before Steve discusses our results and the transaction details, I’d like to introduce Mark Tkach, RideNow’s CEO. Mark and his partner Bill Coulter have established a remarkable track record of organic sales growth, accretive acquisitions, and consistent profitability. At the closing of this transaction, Mark and Bill will become two of the largest shareholders of RumbleOn and I couldn’t imagine better partners with whom to create this transformational combination. Mark, welcome to the RumbleOn family.

[Mark]

Thanks Marshall.

Today is a transformative day for me and the [1,800] thousand RideNow team members who are dedicated to providing our customers with a best-in-class experience. This combination is about bringing that experience to another level. We began working with RumbleOn in August of last year as part of their RumbleOn 3.0 launch. We listed our entire catalogue of new and used inventory with RumbleOn.com and the incremental leads, sales volume and advanced capabilities RumbleOn’s technology brought successfully expanded our online capabilities.

We are solidifying this partnership today and believe we can unlock significant synergies as a combined company. The first omnichannel consumer experience available in powersports enables us to reach more consumers than either company could independently. RumbleOn’s technology and online capabilities combined with RideNow’s physical locations and brand will expand our product and inventory, which will drive an increase in sales and improved monetization. And, as Marshall mentioned, operating as a public company will help further our industry consolidation efforts.

We also look forward to servicing former and future RumbleOn customers. We don’t sell vehicles, we sell a lifestyle and an experience. With RideNow, consumers have the ability to go to a trusted shop for maintenance and repairs, apparel and accessories, all of which will allow us to continue the connection with our combined customers, increasing their lifetime value and enhancing their overall powersports experience.

This is a people business, and we’ve known the RumbleOn team for many years. They are the right people to help realize the full potential of our combined company. Bill and I are excited to join forces with Marshall and the entire RumbleOn executive team. We look forward to a partnership that will forever change powersports retail and deliver value to our fellow shareholders.

Now I’ll pass the call over to Steve.

[Steve]

Thank you Mark and good morning to everyone on the call this morning.

Before discussing the transaction details, I will first provide a brief overview of RumbleOn’s Full year 2020 results and some color on what our financial results would look like on a proforma basis.

For the full year 2020, RumbleOn sold 18,024 units and generated revenue of $416.4 million, as compared to 43,143 units and $840.6 million in 2019. The decrease in vehicles sold resulted from (i) the adverse impact of COVID-19 pandemic on commercial activity resulting in lower levels of inventory available for purchase causing lower unit sales but higher average selling prices due to the supply and demand imbalance; (ii) a reduction in automotive unit sales resulting from the significant damage to the Company’s operating facilities and inventory held for sale in Nashville as a result of the March 2020 tornado; (iii) our continued disciplined approach to sales volume and margin growth; and (iv) a reduction in per vehicle advertising expenditures.

RumbleOn’s full year gross profit was $31.6 million, or 7.6% of revenue, an improvement from gross margins of 6.0% in 2019. The increase was due in part to COVID-19 creating supply and demand imbalances which led to higher average selling prices and margins. The improved gross margin were also a result of our continued disciplined approach to sales volume and margin growth as we take prescriptive steps to drive towards sustainable future profitability.

Total SG&A for the year was $53.7 million, a decrease of nearly $33 million from the $86.6 million reported in 2019. The reduction in SG&A was a result of a decrease in vehicles sold resulting in a corresponding reduction in selling expenses, sales related compensation, and marketing spend for the year ended December 31, 2020 as compared to 2019; (ii) a reduction in automotive vehicle sales resulting from the significant damage to the Company's operating facilities and inventory held for sale in Nashville as a result of the tornado; and (iii) a reduction in staffing levels and adjusted purchasing levels to align with demand and market conditions and a deferral of discretionary growth expenditures such as travel, facilities, information technology investments due to the adverse impact of COVID-19 on commercial activity.

For the full year, RumbleOn’s net loss of $25.0 million and adjusted EBITDA loss was $5.8 million a significant improvement from the $45.2 million net loss and $26.4 million adjusted EBITDA loss in 2019.

On a proforma basis the combined company would have generated approx. $1.3 billion in revenue, $65.3 million in net income and approximately $90.8 million in adjusted EBITDA.

We expect our business combination with RideNow to close in the second or third quarter of this year, so we are not providing guidance for standalone RumbleOn for 2021. We believe our business models are highly complementary and we expect to achieve cost synergies over time, while driving incremental growth. For 2021, assuming a combination as of January 1, 2021, we expect a revenue range of $1.45-$1.55 billion and adjusted EBITDA in the range of $100-$110 million. We expect to drive sustainable long term revenue growth and strong unit economics, with a long-term revenue target in excess of $5.0 billion and an adjusted EBITDA margin target in excess of 10%.

We will provide historical and pro forma financial statements in future filings with the SEC.

Under the terms of the definitive agreement, RumbleOn will combine with up to 46 entities operating under the RideNow brand for a total consideration of up to $575.4 million, consisting of $400.4 million of cash and $175.0 million in RumbleOn Class B common stock. RumbleOn will finance the cash consideration through a combination of up to $280.0 million of debt and the remainder through the issuance of new equity. We have entered into a commitment letter with Oaktree to provide for the debt financing, subject to certain conditions.

The number of shares to be issued to RideNow is subject to adjustment as described in the definitive agreement. The transaction is subject to successful completion of the debt and equity financing, RumbleOn stockholder approval, manufacturer approvals, other federal and state regulatory approvals, and other customary closing conditions as described in the definitive agreement.

Upon closing, the RideNow’s executive management team will join RumbleOn’s leadership team and the combined company will continue to be listed on the NASDAQ under ticker symbol RMBL.

We are excited by both the business opportunities that a combination with RideNow will bring to the table and the financial profile.

With that, I’ll pass the call back to Marshall for closing remarks.

[Marshall]

Thanks Steve.

We are creating the only omnichannel solution in the powersports industry – offering an unparalleled customer experience for outdoor enthusiasts across the country.

We are thrilled with the combination that will transform the way in which consumers and dealers transact in the powersports industry. We will provide more details on our business combination in the coming months.

Thank you to all of our customers for your continued trust, to our employees for your hard work and dedication and to our shareholders for your continued support.

Thank you again for joining us this morning. We will keep you posted on the proposed business combination of RumbleOn and RideNow. We look forward to seeing many of you on the road.

Operator, we are ready for questions.

Additional Information about the Transaction and Where to Find It

In connection with the Transaction, RumbleOn intends to file relevant materials with the SEC, including a preliminary proxy statement, and when available, a definitive proxy statement. Promptly after filing its definitive proxy statement with the SEC, RumbleOn will mail the definitive proxy statement and a proxy card to each RumbleOn stockholder entitled to vote at the meeting of stockholders relating to the Transaction. INVESTORS AND STOCKHOLDERS OF RUMBLEON ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT RUMBLEON WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RUMBLEON, RIDENOW, AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, and other relevant materials in connection with the Transaction (when they become available), and any other documents filed by RumbleOn with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by visiting RumbleOn's investor relations section at www.rumbleon.com. The information contained on, or that may be accessed through, the websites referenced in this presentation is not incorporated by reference into, and is not a part of, this presentation.

Participants in the Solicitation

RumbleOn and its directors and executive officers may be deemed participants in the solicitation of proxies from RumbleOn’s stockholders with respect to the Transaction. A list of the names of those directors and executive officers and a description of their interests in RumbleOn will be included in the proxy statement for the proposed business combination and will be available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement relating to the Transaction when available. Information about RumbleOn’s directors and executive officers and their ownership of RumbleOn’s common stock is set forth in RumbleOn’s definitive proxy statement for its 2020 Annual Meeting of Stockholders filed with the SEC on July 29, 2020. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement relating to the Transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

RideNow and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of RumbleOn in connection with the Transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement relating to the Transaction.

No Offer or Solicitation

This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, by RumbleOn, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful before the registration or qualification under the securities laws of such state. Any offering of the securities will only be by means of a statutory prospectus meeting the requirements of the rules and regulations of the SEC and applicable law.

Forward Looking Statements

Certain statements made in this presentation are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project,” “outlook”, and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this presentation regarding the Transaction, including the benefits of the Transaction, revenue opportunities, anticipated future financial and operating performance, and results, including estimates for growth, and the expected timing of the Transaction. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of RumbleOn's control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Transaction; (2) the failure to obtain debt and equity financing required to complete the Transaction; (3) failure to obtain the OEM approvals; (4) the inability to complete the Transaction, including due to failure to obtain approval of the stockholders of RumbleOn, certain regulatory approvals, or satisfy other conditions to closing in the Agreement; (5) the impact of COVID-19 pandemic on RumbleOn's business and/or the ability of the parties to complete the Transaction; (6) the risk that the Transaction disrupts current plans and operations as a result of the announcement and consummation of the Transaction; (7) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of management to integrate the combined company's business and operation, and the ability of the parties to retain its key employees; (8) costs related to the Transaction; (9) changes in applicable laws or regulations; (10) risks relating to the uncertainty of the projected financial information with respect to the combined company; and (11) other risks and uncertainties indicated from time to time in the preliminary and definitive proxy statements to be filed with the SEC relating to the Transaction, including those under “Risk Factors” therein, and in RumbleOn's other filings with the SEC. RumbleOn cautions that the foregoing list of factors is not exclusive. RumbleOn cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. RumbleOn does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Neither RumbleOn nor RideNow gives any assurance that after the Transaction the combined company will achieve its expectations.

Without limiting the foregoing, the inclusion of the financial projections in this presentation should not be regarded as an indication that RumbleOn considered, or now considers, them to be a reliable prediction of the future results. The financial projections were not prepared with a view towards public disclosure or with a view to complying with the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, or with U.S. generally accepted accounting principles. Neither RumbleOn’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Although the financial projections were prepared based on assumptions and estimates that RumbleOn’s management believes are reasonable, RumbleOn provides no assurance that the assumptions made in preparing the financial projections will prove accurate or that actual results will be consistent with these financial projections. Projections of this type involve significant risks and uncertainties, should not be read as guarantees of future performance or results and will not necessarily be accurate indicators of whether or not such results will be achieved.